Exhibit 99.1

News Release

Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, Va. 20191

Contacts:
Nextel Media: Audrey Schaefer (240) 876-1588
Nextel Investors: Paul Blalock (703) 433-4300

NEXTEL CEO TO PROVIDE UPDATE
AT INVESTOR CONFERENCE

     NANTUCKET, Mass. - June 26, 2003 — In a speech at the Wachovia Securities 13th Annual Nantucket Conference, Nextel Communications Inc. (NASDAQ: NXTL) President and CEO Tim Donahue will tell investors that the company is achieving improved customer satisfaction, is continuing to scale capital spending and is on track to meet or exceed its full-year 2003 guidance.

     “We already have the most loyal customers among all the national wireless companies, but we’ve never been more focused on further improving our customers’ experience,” said Donahue. “We’re unrelenting in our mission to deliver high network quality and enhanced wireless services, like Nationwide Direct Connect™. These efforts are expected to translate into even greater subscriber value.”

     Donahue will discuss the positive reaction Nextel is getting from Nationwide Direct Connect, the long-range digital walkie talkie service that will be offered coast-to-coast by August, and has already launched in half of the company’s markets nationwide. He will confirm that the Motorola software upgrade that will nearly double the calling capacity of Nextel’s cellular network, also known as the 6-to-1 voice coder, is on schedule for implementation in the third quarter of this year.

     “We are very encouraged by favorable trends in customer retention rates, net subscriber additions, and our average revenue per subscriber. We look forward to discussing our progress during our second quarter earnings call,” said Donahue.

     Nextel focuses on providing differentiated wireless services to more than 11.1 million business, government and high-value individual customers. In addition to Nationwide Direct Connect and digital cellular services, Nextel also provides a host of advanced wireless data applications on a nationwide all-packet data network, in addition to offering digital cellular service.

About Nextel
 Nextel Communications, a Fortune 300 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 198 of the top 200 U.S. markets. Through recent market launches, Nextel and Nextel Partners service is available today in areas of the U.S. where approximately 240 million people live or work.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel’s actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, including those associated with nationwide Direct Connect and our planned upgrade to our voice coder technology, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in Nextel reports filed with the SEC, including Nextel’s annual report on Form 10-K for the year ended December 31, 2002 and in its Form 10-Q for the first quarter of 2003. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

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